EXHIBIT 99.2

 Interactive Business Technology Solutions

FOR IMMEDIATE RELEASE

Bridgeline Software Appoints Ronald Levenson Chief Financial Officer and Treasurer

WOBURN, Mass., May 14, 2009 - Bridgeline Software, Inc. (NASDAQ: BLSW), a developer of SaaS-based web application management software and award-winning interactive business technology solutions, announced today that it has appointed Ronald Levenson as Executive Vice President, Chief Financial Officer and Treasurer.

Mr. Levenson has over 15 years experience growing software and service companies and over 10 years of public accounting experience with KPMG.  As Sr. Vice President, Chief Financial Officer and Treasurer of American Dental Partners (NASDAQ: ADPI), Mr. Levenson was instrumental in growing the company from business plan, to IPO, to $145 million in annual revenue with operations  in 15 states and over 2,000 personnel within a four year period. Today American Dental Partners is a $290 million publically held Company.

Prior to American Dental Partners, Mr. Levenson was Sr. Vice President, Chief Accounting Officer and Treasurer of American Medical Response. Mr. Levenson led finance, accounting and treasury functions as he helped grow the company from $94 million to over $650 million in annual revenue with operations in 27 states and over 10,000 employees.  American Medical Response was acquired by Laidlaw in 1997 for $1.2 billion.

Prior to joining Bridgeline Software, Mr. Levenson was Executive Vice President, Chief Financial Officer and a member of the Board of Directors of Virgin HealthMiles, Inc., a Virgin Group company that uses technology to track and reward healthy activity. Mr. Levenson is a Certified Public Accountant and a graduate of Northeastern University.

“Ron is an experienced, accomplished, hands-on executive and we look forward to working with him as we continue to execute our growth strategy”, stated Bridgeline Software’s Chairman and Chief Executive Officer, Thomas Massie.

Gary Cebula has resigned as Bridgeline Software’s Chief Financial Officer to pursue new business opportunities.  Mr. Cebula will act as a consultant to the Company for the next nine months to ensure a smooth transition.

About Bridgeline Software, Inc

Bridgeline Software is a developer of web application management software and award-winning interactive business technology solutions that help organizations optimize business processes. The iAPPS Product Suite is an innovative SaaS solution that unifies Content Management, Analytics, eCommerce, and eMarketing capabilities – enabling business users to swiftly enhance and optimize the value of their web properties.

Combined with award-winning application development services by Microsoft Gold Certified development teams, Bridgeline Software helps customers to cost-effectively maximize the value of their rapidly changing web applications. Bridgeline Software's teams of developers specialize in web application development, usability engineering, SharePoint development, rich media development, and search engine optimization.

Bridgeline Software is headquartered near Boston with additional locations in Atlanta, Chicago, Cleveland, Denver, New York, Washington, D.C., and Bangalore, India. Bridgeline Software currently has over 600 customers ranging from middle market organizations to divisions within Fortune 1,000 companies that include: Healthcore, The Bank of New York Mellon, Marriott International, Berkshire Life, PODS, Honeywell, Budget Rental Car, Washington Redskins, Sun Chemical, AARP, National Financial Partners, The Packard Foundation, DTCC, Cadaret, Grant & Co., National Insurance Crime Bureau, the American Academy of Pediatrics, and the Georgia Lottery.  To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including the risks described in our Annual Report on Form 10-KSB as well as our other filings with the Securities and Exchange Commission, that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

Contact:

Bridgeline Software, Inc.
Brian Bolton
Vice President of Marketing
781-497-3013
bbolton@bridgelinesw.com